PRESIDENCE DE LA REPUBLIQUE SECRETARIAT GENERAL No: ……..012.4…………/PRG/SGP/SP/	REPUBLIQUE DE GUINEE Travail - Justice - Solidarite Conakry, le……20.NOV, 2007…………

Le Secretaire General

A
MONSIEUR KENT WATTS
CHIEF EXECUTIVE OFFICER
HYPERDYMANICS CORPORATION
HOUSTON TEXAS

Cher Monsieur,

De retour dans mon pays, apres ma visite de travail a Houston, je voudrais tout d'abord vous remercier pour la qualite de l'accueil et l'attention dont ma delegation et moi-meme avons ete l'obiet

En retour, je voudrais au nom de Monsieur le President de la Republique vous inviter a venir a Conakry a une date qui vous conviendra dans la periode du 05 au 13 decembre 2007. Il reste entendu que ce sejour sera mis a profit pour presenter votre programme d'investissement et le chronogramme de realisation an Chef de l'Etat

Je vous prie de nous indiquer la date que vous aurez retenue afin que les dispositions soient prises pour assurer un sejour utile et agreable.

Dans cette attente, je vous prie d'accepter, Cher Monsieur, l'expression de mes sentiments distingues.

/s/ SAM MAMADY SOUMAH
SAM MAMADY SOUMAH

BP: 1005 Conakry - Republique de Guinee - Tel: (+224) 30 41 62 10 - Fax: (+224) 30 41 11 19/30 41 56 70
E-mail: secfefariatprg@yahoo.fr